E-88
Exhibit No. 8
Form 10-SB
Transform Pack International, Inc.

February 2, 1999.

Transform Pack Inc
P.O. Box 1354
310 Baig Blvd.
Moncton, NB E1C 8T6

Attention:  Mr. Peter Tomaschitz, V.P. Corporate Affairs

Dear Sir:

Re:    Minister  of  Economic  Development,  Tourism   &   Culture
("Minister")
     Financial Assistance

Please be advised that your request dated November 24, 1998 for. conversion of a loan to equity has been favourably considered. Accordingly, the Minister is prepared to purchase 30,000 Class A preferred shares of Transform Pack Inc. (hereinafter referred to as the "Company") and the proceeds of this share purchase shall be used to repay an existing $300,000 loan provided by authority of Order-in-Council 96-778 and for no other purpose.

This revised assistance is in respect of your existing spice, sheet manufacturing facility located in Moncton, New Brunswick.

Terms and Condition

In consideration of the share purchase by the Minister, the Company shall issue to the Minister, from treasury, shares referred to as Class A preferred shares. The preferred shares will be non-voting, redeemable at par and bear a non-cumulative dividend rate of 10%.

Documentation

Agreements  shall  be  entered  into  between  the  Company,   its
shareholders and the Minister respecting:

     1.   the purchase by the Minister of Class A preferred shares
      2. restrictions on the purchase, sale, redemption and transfer of any preferred shares;
     3.   the indemnification of the Minister; and
      4. such other matters as counsel to the Minister may advise,:

Redemption of Share

The Company shall agree to redeem not less than 20% of the shares on the 31st of August in each and every year commencing August 31, 2000 and ending August 31, 2002, at which time all the remaining shares will be redeemed.

Prior Conditions

Prior to the acquisition of Class A preferred shares by the Minister, the Company shall provide the Minister with:

Restrictions

a)          $500   for   legal  expenses  associated   with   this
transaction;
b) proof of incremental equity investment of no less than $300,000; and
c) confirmation of any contracts between. the Company and its major clients.,

That so long as the shares are outstanding, the Company shall not without the prior written approval of the Minister or the Minister's representative:

a) make or incur, commitments for capital expenditures in excess of $25,000 in any fiscal year whether by purchase or lease;

b)    declare  or pay dividends on its capital stock,  redeem  any preferred or common shares, pay any management fees, repay any shareholders loans, or interest on same, make any intercompany loans or repayment of same, make loans to, investments in or guarantees on behalf of others, nor undertake any capital borrowing;

c) permit any transactions between the Company and affiliates of the Company unless such transactions are at fair market value and the Minister or a representative of the Minister is accorded the opportunity to review the financial records of the companies involved upon request;

d)   sell or encumber assets in excess of $25,000 annually;

e) increase the salary, wages, or other benefits of those persons acting in a management capacity;

f) allow a change in ownership of the controlling shares of the Company; and

g) engage the services of any consultant or consulting company, which it not at arms length with the Company and its shareholders.

Requirements

That so long as the shares are outstanding, the Company shall, unless otherwise approved by the Minister or the Minister's representative:

a) provide an annual report from the owner, chief financial officer, or auditor indicating that the Company has met all the terms and conditions of the agreements between the Minister and the Company;

b) submit to the Minister annually, monthly budgets and cash flow projections no later than the end of the prior fiscal year,

c) provide the Minister with monthly financial statements of the Company with comparison to budget 20 days after each month end;

d) provide the Minister with accountant prepared annual financial statements within 90 days of the close of its financial year and such other statements. as the Minister may from time to time require;

e) allow a representative of the Minister access to all the facilities of the Company, and the books and records of the Company;

f) maintain fire insurance in an amount no ' less than 80 percent of replacement value of the Company's assets, or an amount satisfactory to the Minister;

g) allow a nominee of the Minister to attend any and all meetings of the Company's Board of Directors, such nominee to act in an advisory capacity only without voting privileges but entitled to all notices of meetings of the Board of Directors;

h) pay and satisfy all taxes, rates and public charges, due or failing due with respect to the Company and operate the business in a good and businesslike manner;

i) pay to the Minister all costs, charges and expenses incurred by the Minister in association with preparation, execution, filing of documents, protection of security, searching of titles, together with interest thereon at the rate of 19.56 percent per annum until so repaid;

j) where possible in terms of cost, quality and availability, review and consider the use of New Brunswick goods and services in relation to this project;

k) use its best efforts to ensure that employees are provided the opportunity to improve skills through training or education; and

l)   meet all federal and provincial environmental regulations.

Share Purchase Arrangement

The share purchase arrangement offered herein shall not be undertaken until all terms and conditions identified herein, together with such other terms and conditions as may be specified by the Minister, have been embodied in formal agreements, and security documents satisfactory to the Minister. During the period of the assistance, the utilization of the funds shall be under the supervision of a representative of the Minister.

Required Information

Mr. Paul DeLong, of the Financial Services Division, of the Department of Economic Development, Tourism & Culture will be responsible for the formal documentation, and' in order that we may proceed with this documentation, the following items should be submitted to the Department:

a) a certified copy of the articles of incorporation of the Company;

b) a certified copy of the Company's Borrowing By-Law and the . by-law respecting signing officers;

c) a Certificate of Incumbency of the officers of the Company indicating those who will be signing the documents;

d) a list of all existing shareholders and their number of shares;

e)   a list of all existing shareholders loans;

f)   the name and address of the Company's solicitor; and

g) a statement of any outstanding or pending legal actions against the Company.

If in the Minister's opinion the Company's situation changes at any time prior share purchase, the Minister may withdraw this offer without notice or cause.

Would you please sign the attached copy of this letter where indicated below to indicate your agreement with the terms and conditions herein, within 30 days. Please note that any form of conditional acceptance renders this offer null and void.

Dated this _______  day of _________________, 1999.

Yours very truly,

/s/ Roly Macintyre
Minister

RM/ds

Encl.

cc   Paul DeLong

Hereby accepted this 26 day of Feb. , 1999.
/s/ Transform Pack Inc.